Exhibit 10(b)

McDONALD’S DEFERRED COMPENSATION PLAN

Section 1
Introduction
1.1The Plan. McDonald’s Corporation (the “Company”) hereby amends and restates the McDonald’s Excess Benefit and Deferred Bonus Plan, as set forth herein, effective January 1, 2017 (the “Plan”) and such Plan is hereby renamed the “McDonald’s Deferred Compensation Plan.” The Plan was initially established effective January 1, 2005 as a successor plan to the McDonald’s Corporation Supplemental Profit Sharing and Savings Plan (the “Supplemental Plan”). The Supplemental Plan was amended in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to suspend deferrals into that plan for years after 2004. The Plan, as initially established, has been amended and restated effective as of January 1, 2005, as of January 1, 2008, and as of January 1, 2011.
1.2Applicability. The provisions of this Plan, as herein amended and restated, shall apply to amounts credited to Participants’ Accounts on or after January 1, 2017.
1.3Purposes and Features of Plan. The purposes of the Plan are to provide a select group of management or highly compensated employees of the Company or an Adopting Subsidiary with the opportunity to (i) defer receipt of part of their annual incentive bonus under the “Deferred Bonus Feature” of the Plan, and (ii) defer part of their base pay and receive allocations of matching deferrals under the “Excess 401k Contributions Feature” of the Plan. The term “Participant” with respect to each feature of the Plan will be an employee of the Company or Adopting Subsidiary who participates in such feature of the Plan pursuant to Section 2 or 3 of the Plan, as applicable.
1.4Administration. The Plan shall be administered by a committee of three officers of the Company (the “Officer Committee”), the members of which shall be appointed from time to time by the Chief Executive Officer of the Company. The Officer Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Officer Committee shall be final and binding on all persons with regard to the Plan. The Company and the Adopting Subsidiaries shall furnish the Officer Committee or its delegate such evidence, data and information as the Officer Committee or its delegate may reasonably request in the discharge of its duties. Participants and Beneficiaries shall also furnish the Officer Committee or its delegate such evidence, data and information (including, without limitation, current address, phone numbers, Social Security numbers, death certificates, etc.) as the Officer Committee or its delegate may reasonably request in the discharge of its duties.
1.5Compliance with Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code and final regulations, rulings and other applicable guidance issued thereunder (collectively, “Section 409A”), and shall be interpreted and administered accordingly.

1.6Defined Terms. Capitalized terms used in this Plan that are not defined herein have the same meaning as the same term in the McDonald’s 401k Plan. An index of terms defined in the Plan is attached hereto as Exhibit A.
Section 2
Deferred Bonus Feature: Participation and Deferral Elections
2.1Eligibility and Participation. Subject to the conditions and limitations of the Plan, an individual shall be eligible to participate in the Deferred Bonus Feature of the Plan (a “Deferred Bonus Eligible Employee”) with respect to the annual performance-based incentive compensation (an “Annual Bonus”) that he or she may receive for a particular performance year (the “Bonus Accrual Year”) under the McDonald’s Target Incentive Plan, any successor annual bonus plan of the Company, or any annual bonus plan of an Adopting Subsidiary, in which the Deferred Bonus Eligible Employee participates (collectively, the “Annual Bonus Plan”) if:

(a)	the individual is an employee of the Company or an Adopting Subsidiary on January 1 of the Bonus Accrual Year and is eligible to participate in the Annual Bonus Plan for such Bonus Accrual Year; and

(b)
the individual is eligible to make, and has made, an Excess 401k Contributions Deferral Election under Sections 3 and 4 for the Specified Year (as defined in Section 3.1) immediately following the Bonus Accrual Year.

Any Deferred Bonus Eligible Employee who, in accordance with Sections 2.3 and 4 below, makes an Annual Bonus Deferral Election (as described in Section 2.2(a) below) shall become a Participant and shall remain a Participant until the entire balance of the Participant’s Account is distributed.
2.2Deferral Elections. Subject to Sections 2.3 and 4 below:

(a)
Any Deferred Bonus Eligible Employee may make an election (an “Annual Bonus Deferral Election”) to defer receipt of all or any portion (in 1% increments) of the Annual Bonus, if any, that he or she may receive for a particular Bonus Accrual Year under an Annual Bonus Plan.

(b)
No other forms of compensation (including, but not limited to, sign on bonuses, officers’ discretionary bonuses, severance or exit bonuses, or restricted stock units, performance stock units or any other long-term incentive compensation) paid by the Company or any Adopting Subsidiary and no compensation paid by any affiliate of the Company that is not an Adopting Subsidiary may be deferred under the Deferred Bonus Feature of the Plan.

The amounts deferred by a Participant pursuant to this Section 2.2 shall be credited to the Participant’s Account in accordance with Section 6.1.

2.3Rules for Bonus Deferral Elections. Bonus Deferral Elections shall be made in accordance with Section 4 below. The first Annual Bonuses that may be deferred pursuant to an Annual Bonus Deferral Election made under Section 2.2(a) of this amendment and restatement of the Plan shall be the Annual Bonus for 2016 Bonus Accrual Year that, in the absence of a Bonus Deferral Election, would be paid in the first quarter of 2017. The Officer Committee may, in its sole discretion, impose such additional terms and conditions on Annual Bonus Deferral Elections, including imposing specified minimum and maximum deferral percentages that a Deferred Bonus Eligible Employee may elect.
Notwithstanding any provision herein to the contrary, an Annual Bonus may be deferred pursuant to an Annual Bonus Deferral Election only if and to the extent such Annual Bonus qualifies as “performance-based compensation” within the meaning of Treasury Regulation Section 1.409A-1(e) for such Bonus Accrual Year, unless such Annual Bonus is payable to a Participant who participates in the McDonald’s Corporation Executive Retention Replacement Plan (the “ERRP”).
Section 3
Excess 401k Contributions Feature of Plan:
Participation and Deferral Elections
3.1Eligibility and Participation. Subject to the conditions and limitations of the Plan, an individual shall be eligible to participate in the Excess 401k Contributions Feature of the Plan (an “Excess 401k Contributions Eligible Employee”) for a calendar year (the “Specified Year”) if:

(a)	the individual is either:

(i)
an officer of the Company or an Adopting Subsidiary (i.e. a President or above) as of the Election Due Date for such Specified Year (including a special Election Due Date described in Section 4.1(c)); or

(ii)
an employee of the Company or an Adopting Subsidiary who is in the Directional Compensation Band or above on the Election Due Date for such Specified Year and is eligible to participate in the employer matching contribution feature under the McDonald’s 401k Plan as of January 1 of the Specified Year; and

(b)
the individual’s annualized base pay determined as of a date established by the Officer Committee each year (the “Compensation Determination Date”) in an amount that exceeds the applicable dollar amount in effect under Code Section 414(q)(1)(B)(i) as of the Election Due Date; and

(c)	the individual has Compensation (as defined in Section 3.2(d)) during the Specified Year.

Any Excess 401k Contributions Eligible Employee who makes an Excess 401k Contributions Deferral Election in accordance with the requirements of Sections 3.3 and 4 below and whose Account is thereafter credited with amounts pursuant to Section 3.2 below shall become a Participant and shall remain a Participant until the entire balance of the Participant’s Account is distributed.
3.2Benefits.

(a)
Elective Deferrals. Each Excess 401k Contributions Eligible Employee may make an election (an “Excess 401k Contributions Deferral Election”) for a Specified Year to defer receipt of the percentage (in 1% increments) of his or her Compensation (as defined in Section 3.2(d) below) specified in his or her Excess 401k Contributions Deferral Election. An Excess 401k Contributions Eligible Employee’s Excess 401k Contributions Deferral Election will be treated both as an Annual Deferral Election (as defined in Section 4.1(a)) under this Plan and as a 401(k) election under the McDonald’s 401k Plan. The amounts deferred pursuant to an Excess 401k Contributions Deferral Election are referred to as “Elective Deferrals.” A Participant’s Elective Deferrals for a Specified Year will first be contributed to the McDonald’s 401k Plan as 401(k) contributions in accordance with the terms of the McDonald’s 401k Plan until the amounts so contributed reach the Limits (as defined in Section 3.3(d) below) for the Specified Year. The Participant’s Elective Deferrals in excess of the Limits for such Specified Year shall be credited to his or her Account pursuant to Section 6.1.

(b)
Employer Matching Deferrals. The Account of each Excess 401k Contributions Eligible Employee who is eligible to participate in the employer matching contribution feature under the McDonald’s 401k Plan as of January 1 of a Specified Year and makes an Excess 401k Contributions Deferral Election for such Specified Year shall also be credited with an amount equal to the excess of (i) the amount of matching employer contributions that would be allocated to the Participant’s accounts under the McDonald’s 401k Plan for the Specified Year if the entire amount of his or her Elective Deferrals for the Specified Year had been contributed to the McDonald’s 401k Plan and the Limits did not apply, over (ii) the amount of matching employer contributions actually allocated to his or her accounts under the McDonald’s 401k Plan for the Specified Year; provided, however, that, subject to Section 3.2(c), for purposes of determining the amount credited to a Participant’s Account pursuant to this Section 3.2(b) for the Specified Year, the Participant’s Compensation for the Specified Year will include his or her Annual Bonus paid during such Specified Year (determined without regard to the Annual Bonus Deferral Election, if any, in effect under Section 2 with respect to such Annual Bonus) and such individual’s Elective Deferrals for such Specified Year will include the portion, if any, of the Annual Bonus payable during such Specified Year that has been deferred pursuant to an

Annual Bonus Deferral Election. The amounts credited to a Participant’s Account pursuant to this Section 3.2(b) for a Specified Year shall be appropriately reduced to reflect any annual true-up of the Participant’s employer matching contributions under the McDonald’s 401k Plan for the Specified Year.

(c)	Termination of Eligibility. Notwithstanding the foregoing, if a Participant ceases to be an eligible employee under the McDonald’s 401k Plan prior to the first day of a Specified Year:

(i)
the base salary and accrued but unpaid leave, if any, that is paid to the Participant by the Company or an Adopting Subsidiary in the ordinary course during such Specified Year will continued to be deferred pursuant to the Participant’s Excess 401k Contributions Deferral Election and will be taken into account for purposes of determined the amount of employer matching deferrals credited to the Participant’s Account pursuant to Section 3.2(b) for such Specified Year; and

(ii)
neither the Annual Bonus paid to the Participant by the Company or an Adopting Subsidiary during such Specified Year nor the amount deferred by the Participant pursuant to an Annual Bonus Deferral Election in effect with respect to such Annual Bonus will be taken into account for purposes of determined the amount of employer matching deferrals credited to the Participant’s Account pursuant to Section 3.2(b) for such Specified Year.

(d)
Compensation. Except as provided in Section 3.2(b) and (c), “Compensation” for purposes of this Section 3 means compensation as defined in the McDonald’s 401k Plan, but determined without regard to the limitations imposed under Section 401(a)(17) of the Code.

(e)
Limits. For purposes of this Plan, the “Limits” means the limitations imposed on the maximum amount of elective contributions and matching contributions that may be contributed on behalf of the Excess 401k Contributions Eligible Employee under the terms of McDonald’s 401k Plan (including as a result of the eligibility provisions therein) or as a result of the application of the maximum aggregate contributions imposed under Code Section 415, the maximum amount of compensation that may be taken into account under Code Section 401(a)(17) and the maximum amount of elective deferrals imposed under Code Sections 402(g) and 414(v).

3.3Rules for Excess 401k Contributions Deferral Election. An Excess 401k Contributions Deferral Eligible Employee shall receive the benefits provided for in Section 3.2 for a Specified Year only if he or she makes an Excess 401k Contributions Deferral Election in accordance with Section 4 below to participate in the Excess 401k Contributions Feature of the

Plan and to make 401(k) contributions under the McDonald’s 401k Plan for the Specified Year. The first Specified Year under this restatement of the Plan shall be the 2017 calendar year. The Officer Committee may, in its sole discretion, impose such additional terms and conditions on Excess 401k Contributions Deferral Elections, including imposing specified minimum and maximum deferral percentages that an Excess 401k Contributions Eligible Employee may elect. In addition, the Officer Committee may, in its sole discretion, require an Excess 401k Contributions Eligible Employee to make an Annual Bonus Deferral Election for the Annual Bonus, if any, payable in the Specified Year (if such individual is eligible make such an Annual Bonus Deferral Election) as a condition for making an Excess 401k Contributions Deferral Election for such Specified Year.
Section 4
Rules for Deferral Elections
4.1Timing for Deferral Elections. For purposes of this Section, the term “Deferral Election” shall refer to Annual Bonus Deferral Elections and Excess 401k Contributions Deferral Elections, collectively.

(a)
Annual Bonus Deferral Elections and Excess 401k Contributions Deferral Elections. All Annual Bonus Deferral Elections for a Bonus Accrual Year and Excess 401k Contributions Deferral Elections for a Specified Year (collectively the “Annual Deferral Elections”) must be returned to the Officer Committee no later than the date specified for such year by the Officer Committee (the “Election Due Date”), provided, however, that except as provided in Section 4.1(c) and 5.1, such Election Due Date shall in no event be later than: (i) in the case of an Excess 401k Contributions Deferral Election, June 30 of the calendar year prior to the Specified Year and (ii) in the case of an Annual Bonus, the date that is six months prior to the last day of the Bonus Accrual Year for such Annual Bonus.

(b)
Special Election Due Date for Executive Retention Replacement Plan Participants. Notwithstanding the provisions of Section 4.1(a) of the Plan to the contrary, if a Participant participates in the ERRP, the Election Due Date shall be no later than (i) in the case of an Excess 401k Contributions Deferral Election, December 31 of the second calendar year preceding the Specified Year and (ii) in the case of an Annual Bonus (including an Annual Bonus that fails to qualify as performance-based compensation within the meaning of Treasury Regulation Section 1.409A-1(e)), December 31 of the year immediately preceding the Bonus Accrual Year for such Annual Bonus.

(c)
Special Excess 401k Contributions Deferral Election for Newly Hired Officers and Transferred Officers and Directors. Notwithstanding Section 4.1(a) of the Plan to the contrary but subject to Sections 5.1 and 5.3, a newly hired officer of the Company or an Adopting Subsidiary may make a special Excess 401k Contributions Deferral Election for the Specified Year that includes the first day of the first calendar month commencing on or after the date such individual completes one (1) full calendar month of service with the Company or any Adopting Subsidiary after the date on which he or she commences employment with the Company or an Adopting Subsidiary (the “Initial Eligibility Date”) if such individual (i) is an officer of the Company or an Adopting Subsidiary on his or her employment commencement date and (ii) satisfies the conditions described in Section 3.1 (an “Initial Eligible Employee”). The Initial Eligible Employee’s Election Due Date for the Specified Year that includes the Initial Eligibility Date (the “Initial Specified Year”) shall be the day immediately preceding his or her Initial Eligibility Date and the Initial Eligible Employee’s special Excess 401k Contributions Deferral Election for such Initial Specified Year shall apply solely to Compensation (as defined in Section 3.2(d)) earned on after such Initial Eligibility Date. In addition, such individual’s Election Due Date for the Specified Year immediately following such his or her Initial Specified Year shall be the later of the Election Due Date described in Section 4.1(a) for such Specified Year or the day immediately preceding the Initial Eligibility Date described in this Section 4.1(c). Notwithstanding the foregoing, a transferred employee in the Directional Compensation Band or above who satisfies the conditions described in Section 5.3 shall be treated as an officer of the Company or an Adopting Subsidiary solely for purposes of making a special Excess 401k Contributions Deferral Election pursuant to this Section 4.1(c). The provisions of this Section 4.1(c) shall not become effective until January 1, 2017; provided, however, that an Initial Eligible Employee whose Initial Eligibility Date would have occurred after June 30, 2016 but prior to January 1, 2017 had the provisions of this Section 4.1(c) been in effect on such date will have an Initial Eligibility Date of January 1, 2017 and such Initial Eligible Employee’s Election Due Date with respect to such special Excess 401k Contributions Deferral Election will be December 31, 2016 or such earlier date specified by the Officer Committee in its sole discretion. Notwithstanding the foregoing, the provisions of this Section 4.1(c) shall not apply to any Annual Bonus Deferral Election described in Section 2.
Except as otherwise specifically provided in this Plan, each Deferral Election shall become irrevocable by the Participant or the Company after the Election Due Date applicable to such Deferral Election. Each Annual Deferral Election shall apply only to the year for which such Annual Deferral Election was made.
4.2Payment Form Elections. At the time a Participant makes a Deferral Election, the Participant must also elect the timing and form of payment for distributions of the amounts credited to the Participant’s Accounts pursuant to such Deferral Election (and any investment earnings credited thereto). Except as provided in the next paragraph, the Participant will make his or her elections regarding the time and form of distribution by electing to have the amounts deferred pursuant to his Deferral Election (and any investment earnings thereto) credited to one (and only one) of up to four of the following Accounts that may be maintained on behalf of a Participant: (i) up to two In-service Accounts, (ii) one Separation From Service Accounts Installment Account and (iii) one Separation from Service Lump Sum Account), each as described in Section 6. Notwithstanding the foregoing the Officer Committee may, in its sole discretion, increase the maximum number of In-Service Accounts that may be maintained on behalf of a Participant.
Notwithstanding the foregoing, each Participant shall elect in his or her Deferral Election to have the amounts described in Section 3.2(b) for the Specified Year (employer matching credits) credited to either the Separation From Service Lump Sum Account or the Separation From Service Installment Account or partly to the Separation From Service Lump Sum Account and partly to the Separation From Service Installment Account. If a Participant fails to elect the Account to which his or her matching employer credits will be credited, such amounts will be credited to the Participant’s Separation From Service Lump Sum Account.
Except as provided in Section 7.6, each In-Service Account established and maintained on behalf of a Participant will provide that the amounts credited to such Account will be distributed in a lump sum on the earlier of (i) a specific year specified in the Deferral Election establishing such Account or (ii) the first business day of the seventh month following the Participant’s separation from service within the meaning of Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”). If a Participant elects to credit the amounts deferred pursuant to a Deferral Election to an In-Service Account, the Participant must either designate an existing In-Service Account or a new In-Service Account; provided, however, that in either case, the specified distribution year with respect to such In-Service Account may not be earlier than three years after the end of the Specified Year for which such Deferral Election is made and the Participant may not establish a new In-Service Account pursuant to a Deferral Election if as of the Election Due Date with respect to such Deferral Election the Participant already maintains the maximum number of In-Service Accounts permitted by the Officer Committee.
Except as provided in Section 7.6, the balance of the Participant’s Separation From Service Lump Sum Account will be distributed in a lump sum on the first business day of the seventh month following the Participant’s Separation From Service and the Separation From Service Installment Account will be distributed in the form of installments commencing on the first business day of the seventh month following the Participant’s Separation from Service. The first time that a Participant elects to have any amounts deferred pursuant to a Deferral Election (or any of the amounts described in Section 3.2(b) (employer matching credits)) credited to his or her Separation From Service Installment Account, the Participant must also elect the frequency of the installment payments (i.e., monthly, quarterly or annual) and the duration of the installment payments (either 5, 10 or 15 years). Notwithstanding the foregoing, if a Participant elected installment distributions with respect to any Deferral Election made under this Plan for any Specified Year ending prior to January 1, 2017, the frequency and duration of the installment payout previously elected will remain in effect, subject to Section 7.6.
Notwithstanding the foregoing, all amounts deferred pursuant to any Deferral Election made on or before December 31, 2004 (and the investment earnings credited thereto) will be credited to the Participant’s Separation From Service Lump Sum Account. If a Participant fails to elect a form of distribution in a Deferral Election, all amounts deferred pursuant to such

Deferral Election will be credited to the Participant’s Separation From Service Lump Sum Account.
Except as provided in Section 7.6, a Participant’s election pursuant to this Section 4.2 to credit the amounts deferred pursuant to a Participant’s Deferral Election to a particular Account and the time and form of distribution with respect to the amounts credited to such Account shall be irrevocable after the Election Due Date with respect to such Deferral Election. If a Participant elects to change the time and form of distribution with respect to an Account pursuant to Section 7.6, such change in time and form of distribution will continue to apply to all amounts subsequently credited that Account.
Section 5
Special Provisions for Rehired and Transferred Employees

5.1Deferral Elections of Rehired Participants. A Participant’s Separation from Service shall have no effect on any Deferral Election in effect at the time of the Participant’s Separation from Service and such Deferral Election shall continue to apply to any Compensation or Annual Bonus, as applicable, that the Participant receives for the relevant period to which the Deferral Election applies (i.e., the Specified Year or Bonus Accrual Year). If the Participant subsequently resumes service with the Company or a Subsidiary, the Participant may not amend or modify any Deferral Election that remains in effect on the date the Participant resumes service.
A Participant or former Participant who is rehired by the Company or an Adopting Subsidiary may file new Deferral Elections, if such rehired employee is eligible to do so, at such time and in accordance with the terms and conditions as are set forth in Sections 2, 3 and 4.1 (other than Section 4.1(c)). Notwithstanding the forgoing if a rehired employee is an officer of the Company or an Adopting Subsidiary on the date he or she resumes or commences service as an employee of the Company or an Adopting Subsidiary the following rules shall apply:

(a)
If at least 24 months have elapsed between such officer’s prior Separation from Service and his or her rehire date, such rehired officer will be treated as a newly hired officer for purposes of Section 4.1(c) and may make an Excess 401k Contributions Deferral Election for the Specified Year in which he or she is rehired and for the immediately following Specified Year in accordance with Section 4.1(c).

(b)
If less than 24 months have elapsed between such officer’s prior Separation from Service and his or her rehire date, such rehired officer will not be treated as a newly hired officer for purposes of Section 4.1(c) and may not make a salary deferral election for the Specified Year in which he or she is rehired. Such officer may, however, make an Excess 401k Contributions Deferral Election for the Specified Year immediately following the Specified Year in which the officer is rehired in accordance with Section 4.1(a) except that the Election Due Date for such election shall be December 31 of the calendar year in which such officer is rehired.

5.2Payments to Rehired Participants. If a Participant has a bona fide Separation from Service and thereafter resumes service with the Company or any Subsidiary (whether as an employee or independent contractor), the portion of the Participant’s Account balance attributable to amounts deferred from compensation earned prior to such Separation from Service (as adjusted for net investment earnings, gains and losses) shall be distributed to the Participant based on such Separation from Service without regard to the Participant’s resumption of service, and any amounts deferred from compensation earned after the Participant’s resumption of service (as adjusted for net investment earnings, gains and losses) shall not be distributed to the Participant until the Participant’s subsequent Separation from Service.
5.3Transfers of Employment from a Non-Adopting Subsidiary. If an employee (i) transfers employment from a Subsidiary that is not an Adopting Subsidiary to the Company or an Adopting Subsidiary, (ii) was not subject to taxation in the United States immediately prior to such transfer of employment, (iii) is an officer of the Company or an Adopting Subsidiary or is employed by the Company or an Adopting Subsidiary in the Directional Compensation Band or above immediately after such transfer of employment, and (iv) has annualized base pay as of the date on which such transfer of employment occurs in an amount that exceeds the applicable dollar amount in effect under Code Section 414(q)(1)(B)(i) as of such date, then such transferred employee shall be shall be treated as a newly hired officer for purposes of Section 4.1(c) (even if such transferred employee is employed in the Directional Compensation Band or above but is not an officer) and he or she shall be permitted to make an Excess 401k Contributions Deferral Election for the Specified Year in which such transfer of employment occurs and for the immediately following Specified Year in accordance with Section 4.1(c).
5.4Non-Elective Company Deferral. The Company may, in its sole discretion, credit the Account of a newly hired Participant, rehired Participant or transferred employee with a non-elective deferral amount at the Company’s expense. Such non-elective deferral shall be memorialized in a writing signed by a member of the Officer Committee. Such writing must include the following information: (i) the name of the Participant, (ii) the amount that is being deferred, (iii) the Account under Section 6.1(a) to which such deferral amount shall be credited, (iv) the frequency and duration of the installment payments if the deferral amount is credited to the Participant’s Separation from Service Installment Account and the Participant has not previously designated the frequency and duration of installment payments from such Account, and (v) any vesting conditions that may apply to such non-elective deferral amount.

Section 6
Accounts
6.1Accounts.

(a)	The Company shall maintain the following bookkeeping accounts in each Participant’s name (each an “Account”) with the following terms:

(i)
In-Service Accounts: A Participant may have up to two (2) separate Accounts (or such greater number of Accounts as the Officer Committee may in its sole discretion authorize) each of which will be distributable in accordance with Section 7 in a lump sum on the earlier of (i) the specific year specified in the Deferral Election establishing such Account (or the date specified in an applicable Distribution Change Election made pursuant to Section 7.6) or (ii) the first business day of the seventh month following the Participant’s Separation from Service (each an “In-Service Account”).

(ii)
Separation From Service Installment Account. A Participant may have one Account (a “Separation From Service Installment Account”) which will be distributable in accordance with Section 7 the form of installments commencing on the first business day of the seventh month following the Participant’s Separation from Service, or the first business day of the sixty-seventh (67th) month following the Participant’s Separation from Service if the Participant files a Distribution Change Election with respect to such Account. The frequency and duration of the installments shall be determined as provided in Section 4.2, or Section 7.6, as applicable.

(iii)
Separation From Service Lump Sum Account . A Participant may have one Account (a “Separation From Service Lump Sum Account”) which will be distributable in a lump sum in accordance with Section 7 on the first business day of the seventh month following the Participant’s Separation from Service, or the first business day of the sixty-seventh (67th) month following the Participant’s Separation from Service if the Participant files a Distribution Change Election with respect to such Account.

(b)
Each Account of each individual who is a Participant in both the Deferred Bonus Feature and the Excess 401k Contributions Feature of the Plan shall be divided into two subaccounts, one representing the amounts credited to the Participant’s Account pursuant to Section 2 above of the Plan, and the other representing the amounts credited to the Participant’s Account pursuant to Section 3 above, in each case, as adjusted pursuant to Section 6.2 below and as a result of distributions from the Account.

(c)
The Participants’ Accounts may be further subdivided as the Officer Committee may from time to time determine to be necessary or appropriate, including without limitation, to reflect different sources of credits to the Accounts and different deemed investments thereof and to distinguish between amounts deferred by a Participant hereunder with respect to periods of employment prior to his or her Separation from Service and amounts deferred after such Participant resumes active employment with the Company or an Adopting Subsidiary.

(d)	Amounts deferred pursuant to a Deferral Election shall be credited to the applicable Account as of the date the Participant would otherwise have received the deferred amounts in the absence of a Deferral Election. Any amount credited under the Excess 401k Contributions Feature of the Plan shall be credited to the applicable Account as of the date the amount would have been allocated under the McDonald’s 401k Plan if the Limits had not applied, provided, however that if a Participant is subject to an annual true-up of employer matching contributions under the McDonald’s 401k Plan corresponding reduction to the credited to the Participant’s Account pursuant to Section 3.2(b) will be made at the same time the true-up contribution is made to the Participant’s account under the McDonald’s 401k Plan. Adjustments of a Participant’s various subaccounts to reflect investment experience and distributions shall in all cases be done on a pro-rata basis and such subaccounts shall be treated in the same manner for all other purposes of the Plan, except as specifically provided in Section 10.2 below.
6.2Investment Elections and Earnings Credits.

(a)
Each Participant in the Plan shall be permitted from time to time to make an investment election regarding the manner in which his or her Account shall be deemed invested. Subject to the following, the Officer Committee shall establish and communicate to Participants the investment choices that will be available to Participants and the procedures for making and changing investment elections, as it may from time to time determine to be appropriate. Unless otherwise determined by the Officer Committee, a Participant’s investment election may be split among the available choices in increments of 1%, totaling 100%.

(b)	As of January 1, 2017, the available investment choices under the Plan are:

(i)	a rate of return based upon the McDonald’s Common Stock Fund under the McDonald’s 401k Plan, after adjustment for expenses under the Plan (the “Excess McDonald’s Common Stock Return”);

(ii)	a rate of return based upon the Stable Value Fund under the McDonald’s 401k Plan, after adjustment for expenses under the Plan (the “Excess Stable Value Return”); and

(iii)	a rate of return based upon the S&P 500 Index Fund under the McDonald’s 401k Plan, after adjustment for expenses under the Plan (the “Excess S&P 500 Index Return”).

(c)
For any period during which a Participant has failed to make an investment election, the Participant’s Account shall be credited with the Excess Stable Value Return. A Participant’s investment election will continue in effect until the Participant files a new investment election.

6.3Vesting. A Participant shall be fully vested at all times in the balance of his or her Account.
Section 7
Payment of Benefits
7.1Time and Method of Payment. The distribution of the Participant’s Account balance shall be paid or commence to be paid as soon as practicable on or after the Participant’s Distribution Commencement Date with respect to such Account. Subject to Section 7.6, the “Distribution Commencement Date” with respect to a Participant’s In-Service Account shall be the earlier of (i) July 1 of the specified distribution year established for such Account pursuant to Section 4.2 or (ii) the first business day of the seventh month following the month in which the Participant has a Separation from Service and the “Distribution Commencement Date” with respect to a Participant’s Separation From Service Installment Account or Separation from Service Lump Sum Account shall be the first business day of the seventh month following the month in which the Participant has a Separation from Service. The balance of the Participant’s In-Service Account and Separation From Service Lump Sum Account will be distributed in a single lump sum as soon as reasonably practicable (but not more than 90 days) after the Participant’s Distribution Commencement Date with respect to such Account and except as provided in Section 7.6, distributions from the Participant’s Separation From Service Installment Account will commence to be distributed in installments at the frequency and over the duration elected by the Participant in the first Deferral Election in which he elected installments. Subject to Section 7.6, the installment payments will commence as soon as reasonably practicable (but not more than 90 days) after the Participant’s Distribution Commencement Date with respect to such Account.
If any amount is credited to a Participant’s Account after his or her Distribution Commencement Date with respect to services performed prior to the Participant’s Separation from Service, the portion of such amount, if any, that is credited to the Participant’s In-Service Account or Separation From Service Lump Sum Account will be distributed to the Participant immediately after such amount is credited to such Account, and the portion of such amount credited to the Participant’s Separation From Service Installment Account will be distributed to the Participant over the remaining installment period.
Notwithstanding any election made by a Participant pursuant to Section 4.2 or 7.6, if a Participant dies before receiving the entire balance of all of his or her Accounts, the Participant’s designated beneficiary or beneficiaries will receive the Participant’s entire remaining balance of all of the Participant’s Accounts in a single lump sum as soon as reasonably practicable (but not more than 90 days) after the first day of the month following the date of the Participant’s death.
7.2Small Balance Rule. Notwithstanding any election made by a Participant pursuant to Section 4.2 or Section 7.6, if the balance in a Participant’s Separation from Service Installment Account and Separation From Service Lump Sum Account as of the Participant’s Separation from Service is less than $50,000, then such Participant’s Separation From Service Installment Account and Separation From Service Lump Sum Account shall be paid in a single lump sum as soon as administratively practicable on or after the first business day of the seventh month following the Participant’s Separation from Service.

7.3Medium of Payment. All payments shall be made in cash.
7.4Withholding of Taxes. The Company shall withhold any applicable Federal, state or local income tax from payments due under the Plan in accordance with such procedures as the Company may establish. Generally, any Social Security taxes, including the Medicare portion of such taxes, shall be withheld from other compensation payable to the Participant in question, or paid by the Participant in question to the Company, at the time amounts are credited to the Participant’s Account. The Company shall also withhold any other employment or other taxes as necessary to comply with applicable laws.
7.5Beneficiary.

(a)
A Participant shall have the right to name a beneficiary or beneficiaries who shall receive the balance of a Participant’s Account in the event of the Participant’s death prior to the payment of his or her entire Account (a “Beneficiary Designation”). A beneficiary may be an individual, a trust or an entity that is tax-exempt under Code Section 501(c)(3). If a Participant does not name a beneficiary under this Plan or if the Participant survives all of his or her named beneficiaries (including contingent beneficiaries), the Participant’s Account shall be paid to the beneficiary or beneficiaries designated by the Participant to receive distributions under the Supplemental Plan (if any) and if the Participant does not have a valid beneficiary designation in effect under the Supplemental Plan as of the date of his or her death, the Participant’s Account will be distributed to his or her estate. A Participant may change or revoke an existing Beneficiary Designation by filing another Beneficiary Designation with the Officer Committee. The latest Beneficiary Designation received by the Officer Committee shall be controlling.

(b)
A beneficiary who has not yet received payment of the entire benefit payable to him or her under the Plan shall have the right to name a beneficiary or beneficiaries to receive the balance of such benefit in the event of the beneficiary’s death prior to the payment of the entire amount of such benefit, in accordance with Section 7.5(a) above, as if the beneficiary were a Participant.

(c)
In addition, after the death of a Participant or a beneficiary thereof, any beneficiary designated by the Participant or such deceased beneficiary, as applicable, who has not yet received payment of the entire benefit payable to him or her under the Plan shall be treated for purposes of Section 6 of the Plan in the same manner as the Participant with respect to the Account or portion thereof of which such person is the beneficiary.

7.6Distribution Change Election. Each Participant may elect to change the time and form of payment of one or more Accounts maintained for the Participant under this Plan (a “Distribution Change Election”) as provided below if each of the following conditions are satisfied: (i) such Distribution Change Election shall not become effective until 12 months after such election is filed with the Officer Committee, and (ii) the Distribution Change Election must be filed at least 12 months prior to the Distribution Commencement Date with respect to such Account. A Participant’s Distribution Change Election with respect to an Account pursuant to this Section 7.6 shall be void and unenforceable if the Distribution Commencement Date with respect to the Account occurs less than 12 months after the Participant files the Distribution Change Election with the Officer Committee. If a Participant timely files a Distribution Change Election with respect to an Account, the Participant may elect to make the changes to the time and form of distribution with respect to each type of Account as described below:

(a)
In-Service Account. If a Participant timely files a Distribution Change Election with respect to an In-Service Account, the Participant may elect to change the specified distribution year with respect to such Account provided that the new specified distribution year is at least five years later than the specified distribution year in effect with respect to such Account immediately prior to the date on which the Participant’s Distribution Change Election becomes effective. For instance, if the specified distribution year with respect to a Participant’s In-Service Account is 2020 and the Participant files a Distribution Change Form with respect to such Account before July 1, 2019 (at least 12 months before the Distribution Commencement Date) to change the specified distribution year to 2025, the new Distribution Commencement Date with respect to the Account will be the earlier of (i) July 1, 2025 or (ii) the first business day of the seventh month following the month in which the Participant has a Separation from Service. A Participant may not change the form of payment with respect to an In-Service Account. The In-Service Account will continue to be distributed in a lump sum payment on the Distribution Commencement Date. In addition, the Participant may not elect to defer the distribution beyond the first business day of the seventh calendar month following the Participant’s Separation from Service. A Participant may make more than one Distribution Change Election with respect to an In-Service Account provided that the requirements of this Section 7.6 are satisfied with respect to each such election.

(b)
Separation From Service Lump Sum Account. If a Participant timely files a Distribution Change Election with respect to Separation From Service Lump Sum Account, the Distribution Commencement Date with respect to such Account will be the first day of the sixty-seventh (67th) month following the Participant’s Separation from Service. A Participant may not elect a Distribution Commencement Date other than the first business day of the sixty-seventh (67th) month following his Separation from Service and he or she may not elect to change the form of payment with respect to his or her Separation From Service Lump Sum Account. The Separation From Service Lump Sum Account will continue to be distributed in a lump sum payment on the new Distribution Commencement Date. A Participant may make only one Distribution Change Election with respect to his or her Separation From Service Lump Sum Account.

(c)
Separation From Service Installment Account. If a Participant timely files a Distribution Change Election with respect to Separation From Service Installment Account, the Distribution Commencement Date with respect to such Account will be the first day of the sixty-seventh (67th) month following the Participant’s Separation from Service and the Participant must also elect the frequency of his installment payments (i.e., to monthly, quarterly or annual installments) and the duration of such installment payments (either 5, 10, or 15 years). The new installment frequency and installment duration may be the same or different than the installment frequency and duration initially elected by the Participant in accordance with Section 4.2; provided, however, that if the installment duration initially elected by the Participant in accordance with Section 4.2 of the terms of the Plan in effect when the Participant made his initial installment Deferral Election is not either 5, 10 or 15 years, the Participant must change the installment duration to 5, 10 or 15 years. A Participant may not elect a Distribution Commencement Date other than the first business day of the sixty-seventh (67th) month following his Separation from Service and the Participant may not elect to receive distributions with respect to his or her Separation From Service Installment Account in a lump sum. A Participant may make only one Distribution Change Election with respect to his or her Separation From Service Installment Account.

7.7Unforeseeable Financial Emergency. Notwithstanding any provision in this Plan to the contrary, in the event that a Participant incurs an Unforeseeable Emergency (as defined below) that results in a severe financial hardship, the Participant may request that the Officer Committee cancel the Participant’s Deferral Election(s) then in effect. The cancellation of a Participant’s Deferral Election(s) pursuant to the preceding sentence will apply only to deferrals under this Plan and not to the deferral election in effect under the McDonald’s 401k Plan. To the extent that the cancellation of such Deferral Election is not sufficient to relieve the Unforeseeable Emergency, the Participant may request that the Officer Committee authorize a distribution from one or more of the Participant’s Accounts under the Plan in an amount that does not exceed the amount reasonably necessary to satisfy the Unforeseeable Emergency (including any Federal, state, local or foreign income taxes or penalties reasonably anticipated to be result from the distribution. The amount distributed pursuant to this Section 7.7 must take into account the additional compensation available to the Participant as a result of the cancelation of his or her Deferral Election but does not need to take into account distributions or loans available under any other qualified or nonqualified retirement plan (including the McDonald’s 401k Plan). For purposes of this Section 7.7, an “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from resulting from an illness or accident of the Participant, or the Participant’s spouse, beneficiary, dependent; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the service provider. The need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent may also constitute an unforeseeable emergency. The Officer Committee shall have complete discretion in determining whether a Participant has incurred an Unforeseeable Emergency and the amount reasonably necessary to satisfy the Unforeseeable Emergency. Distributions pursuant to this Section shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(3). Distributions made pursuant to this Section 7.7 shall be made from the Participant’s Accounts in the following order: (i) from the Participant’s In-Service Accounts starting with the In-Service Account with the earliest Distribution Commencement Date, (ii) from the Participant’s Separation From Service Lump Sum Account and finally (iii) from the Participant’s Separation From Service Installment Account.
7.8Domestic Relations Orders. Notwithstanding any provision in this Plan to the contrary, if any portion of a Participant’s Account is assigned to a person other than the Participant pursuant to a judgment, decree, order (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments, or marital property rights to the Participant’s spouse, child or other dependent (an “Alternate Payee”), and (b) is made pursuant to the domestic relations law (including a community property law) of any state or territory (a “Domestic Relations Order”), the Officer Committee shall direct the immediate distribution to the Alternate Payee of the portion, if any, of each such Account of the Participant that has been assigned to such Alternate Payee. Payments shall be made pro-rata from all Participant’s Accounts and in accordance with such additional procedures and requirements as the Officer Committee shall specify.

Section 8
Miscellaneous
8.1Funding. Benefits payable under the Plan to any Participant shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company may, in the discretion of the Officer Committee, make investments (a) in shares of McDonald’s Common Stock through open market purchases or (b) in other investments in amounts equal or unequal to amounts payable hereunder, the Company shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company subject to the claims of its general creditors.
8.2Account Statements. The Company shall provide Participants with statements of the balances of their Accounts under the Plan at least annually.
8.3Employment Rights. Establishment of the Plan shall not be construed to give any employee or Participant the right to be retained in the Company’s service or that of its subsidiaries and affiliates, or to any benefits not specifically provided by the Plan.
8.4Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Section 7.5 and 7.8 above, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind.

Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits under the Plan, or if by any reason of the Participant’s bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such individual’s spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.
8.5Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amount of the Account of a Participant that cannot be distributed because of the Officer Committee’s inability, after a reasonable search, to locate a Participant or the Participant’s beneficiary, as applicable, within a period of two years after the Payment Date upon which the payment of benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to the Participant’s Account.
8.6Controlling Law. The law of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
8.7Action by the Company. Except as otherwise specifically provided in the Plan, any action required of or permitted by the Company under the Plan shall be by resolution of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) or by action of any member of the Compensation Committee or other person(s) authorized by resolution of the Compensation Committee.
8.8Section 16. Notwithstanding any other provision of the Plan, the Compensation Committee may impose such restrictions, rules and regulations on the terms and conditions of participation in the Plan by any Participant who has been deemed by the Board of Directors of the Company to be subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Compensation Committee may determine to be necessary or appropriate. Any investment election made pursuant to Section 6.2 that would result in liability or potential liability under said Section 16 shall be void ab initio.
Section 9
Subsidiary Participation
9.1Adoption of Plan. Any entity in which the Company directly or through intervening subsidiaries owns 80% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, 80% or more interest in the capital and profits (a “Subsidiary”) may, with the approval of the Compensation Committee and under such terms and conditions as the Compensation Committee may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors and thereby become an

“Adopting Subsidiary.” The Compensation Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Adopting Subsidiary, provided, however, that an Adopting Subsidiary shall not have the authority to amend or terminate the Plan under Section 10 below. Exhibit B identifies the Adopting Subsidiaries as of January 1, 2016. The Officer Committee may amend Exhibit B from time to time to reflect changes in the Adopting Subsidiaries.
9.2Withdrawal from the Plan by Subsidiary. Any Adopting Subsidiary shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Compensation Committee, to withdraw from the Plan by delivering to the Compensation Committee written notice of its election to withdraw, upon which it shall be considered a “Withdrawing Subsidiary.” Upon receipt of such notice, the Withdrawing Subsidiary shall establish a successor plan and assume full responsibility (i) for payment of the Account of each Participant who is currently employed by the Withdrawing Subsidiary on the effective date of the Withdrawing Subsidiary’s withdrawal from the Plan, (ii) to the extent required by the Compensation Committee, for payment of the Account of each Participant who had a Separation from Service prior to the effective date on the Withdrawing Subsidiary’s withdrawal from the Plan and whose last period of service prior to his or her Separation from Service was with the Withdrawing Subsidiary, and (iii) for continuing to honor the irrevocable Deferral Elections, if any, that are still in effect with respect to each such Participant. The Company shall have no further obligations to such Participants or any of their beneficiaries under the Plan to the extent that the liability for the payment of their Accounts is assumed by such Withdrawing Subsidiary.
Notwithstanding the foregoing, if an Adopting Subsidiary ceases to be a Subsidiary for any reason, such Affiliated Subsidiary shall be deemed to have withdrawn from the Plan and become a Withdrawing Subsidiary in accordance with this Section 9.2 immediately before such Affiliated Subsidiary ceases to be a Subsidiary, unless the Company and the Affiliated Subsidiary or the person or group of persons that acquires a controlling interest in the Affiliated Subsidiary enter into an agreement that requires the Company to retain the liability for the payment of benefits under the Plan with respect to such Affiliated Subsidiary and/or to effect a Partial Termination of the Plan in accordance with Section 9.3 with respect to such Affiliated Subsidiary.
9.3Partial Termination of the Plan Upon a Subsidiary Change of Control Event. Notwithstanding any other provision of the Plan, if an Adopting Subsidiary undergoes a Subsidiary Change of Control Event, as defined below (a “Disaffiliated Subsidiary”), the Company, in its sole discretion, may terminate the portion of the Plan (a “Partial Termination”) covering those Participants (“Disaffiliated Participants”) who immediately following the occurrence of such Subsidiary Change of Control Event are employed by, or are otherwise performing services for, such Disaffiliated Subsidiary. Any such Partial Termination of the Plan shall be done in accordance with and subject to the requirements imposed under Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), including the following:

(a)
The Company may amend the Plan pursuant to Section 10.1 at any time during the period commencing 30 days prior and ending 12 months after the occurrence of a Subsidiary Change of Control Event to implement a

Partial Termination with respect to such Subsidiary Change of Control Event.

(b)
If a Partial Termination amendment is timely adopted, each Disaffiliated Participant will receive, within the 12 month period following the date the Partial Termination amendment is adopted, a lump sum distribution of his or her entire Account balance under the Plan and his or her entire account balance under all other Company-sponsored deferred compensation plans that together with the Plan are required to be treated as a single “plan” under Treasury Regulation Section 1.409A-1(c)(2) immediately following the Subsidiary Change of Control Event.

(c)
An Adopting Subsidiary shall undergo a “Subsidiary Change of Control Event” if (i) it ceases to be a Subsidiary as a result of a stock or asset sale or similar transaction and (ii) such sale or other transaction constitutes a “change in the ownership” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)) of such Adopting Subsidiary, a “change in effective control” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(1)) of such Adopting Subsidiary, or a “change in the ownership of a substantial portion of the assets” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)) of such Adopting Subsidiary.

9.4Transfer of Benefit Liabilities to an Asset Purchaser. In the event of a sale or other disposition of assets by the Company or an Affiliated Subsidiary to an unrelated purchaser (“Purchaser”) in a transaction that is described in Treasury Regulation Section 1.409A-1(h)(4), the Company and the Purchaser may agree that the Purchaser will assume the benefit liabilities of all Participants hereunder who continue to provide services to the Purchaser (or any related entity that together with Purchaser is treated as a single employer pursuant to Code Section 414(b) or (c)) immediately following such sale or disposition of assets and each such Participant shall not be treated as having had a Separation form Service hereunder provided that the requirements of Treasury Regulation Section 1.409A-1(h)(4) are satisfied.
Section 10
Amendment and Termination; ERISA Issues
10.1Amendment and Termination. The Company reserves the right at any time by action of the Compensation Committee to modify, amend or terminate the Plan; provided, however, that no such amendment or termination of the Plan shall result in a reduction or elimination of a Participant’s Account; and further provided that, except as necessary to comply with Section 10.3, no such amendment or termination shall result in any acceleration or delay in the payment of any amount due under this Plan except to the extent such acceleration or delay is permitted by Section 409A.
Notwithstanding the foregoing, the Officer Committee shall have the same authority with respect to the adoption of amendments to the Plan as the Compensation Committee in the following circumstances:

(a)
to adopt amendments to the Plan which the Officer Committee determines are necessary or desirable for the Plan to comply with the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other government administrative agency or of changes in such law, regulations, rulings or requirements; and

(b)
to adopt any other procedural or cosmetic amendment that the Officer Committee determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Company’s or any Adopting Subsidiary’s expenses.

Moreover, the Officer Committee may amend, modify or terminate any Deferral Election made hereunder to the extent necessary or advisable to comply with the requirements of Section 409A.
The Officer Committee shall provide notice of amendments adopted by the Officer Committee to the Compensation Committee on a timely basis.
10.2Termination of the Plan Upon a Change of Control of the Company. Notwithstanding any other provision in this Plan to the contrary, immediately following a Change of Control of the Company (as defined below), the Plan shall be terminated and each Participant and each beneficiary of a deceased Participant (without regard to whether such Participant has had a Separation from Service or is then receiving installments payments) shall receive an immediate lump sum distribution of his or her entire remaining Account balance.
For purposes of this Section 10.2, a “Change of Control of the Company” means a “change in the ownership” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)) of the Company, a “change in effective control” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)) of the Company, or a “change in the ownership of a substantial portion of the assets” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)) of the Company.
10.3ERISA Issues. It is the intention of the Company that the Plan be a nonqualified deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA covering a select group of management or highly compensated employees of the Company or an Adopting Subsidiary (a “Top Hat Plan”).
Section 11
Compensation Committee and Officer Committee Actions and Electronic Elections
11.1Actions of Committees. Any actions by the Officer Committee or the Compensation Committee shall be taken upon the approval of a majority of the members thereof at any in-person or telephonic meeting or in writing.
11.2Electronic Elections. Anything in the Plan to the contrary notwithstanding, the Officer Committee may in its discretion may make disclosure or give information to Participants and beneficiaries and permit Participants or their beneficiaries to make electronic elections in lieu of written disclosure, information or elections provided in the Plan. In making such a determination, the Officer Committee shall consider the availability of electronic disclosure of information and elections to Participants and beneficiaries, the protection of the rights of Participants and their beneficiaries, the appropriateness of the standards for authentication of identity and other security considerations involved in the electronic election system and any guidance issued by any relevant governmental authorities.
Section 12
Claims Procedures
12.1Filing a Claim. A Participant or beneficiary of a Participant who believes that he or she is eligible for a benefit under this Plan that has not been provided may submit a written claim for benefits to the Officer Committee. The Officer Committee shall evaluate each properly filed claim and notify the claimant of the approval or denial of the claim within 90 days after the Officer Committee receives the claim, unless special circumstances require an extension of time for processing the claim. If an extension of time for processing the claim is required, the Officer Committee shall provide the claimant with written notice of the extension before the expiration of the initial 90-day period, specifying the circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the Officer Committee received the claim). If a claim is denied in whole or in part, the Officer Committee shall provide the claimant with a written notice setting forth (a) the specific reasons for the denial, (b) references to pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information needed and an explanation of why such material or information is necessary, and (d) the claimant’s right to seek review of the denial pursuant to Section 12.2 below.
12.2Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to (a) request that the Officer Committee review the denial, (b) review pertinent documents, and (c) submit issues and comments in writing, provided that the claimant files a written request for review with the Officer Committee within 60 days after the date on which the claimant received written notice from the Officer Committee of the denial. Within 60 days after the Officer Committee receives a properly filed request for review, the Officer Committee shall conduct such review and advise the claimant in writing of its decision on review, unless special circumstances require an extension of time for conducting the review. If an extension of time for conducting the review is required, the Officer Committee shall provide the claimant with written notice of the extension before the expiration of the initial 60-day period, specifying the circumstances requiring an extension and the date by which such review shall be completed (which date shall not be later than 120 days after the date on which the Officer Committee received the request for review). The Officer Committee shall inform the claimant of its decision on review in a written notice, setting forth the specific reason(s) for the decision and reference to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

Executed in multiple originals this 19th day of December, 2016.

McDONALD’S CORPORATION

By: /s/ David Fairhurst
Name:	David Fairhurst
Title:	Corporate Executive Vice President - Chief People Officer

EXHIBIT A

Index of Defined Terms
Defined Term	Section
Account	6.1 (a)
Adopting Subsidiary	9.1
Alternate Payee	7.8
Annual Bonus	2.1
Annual Bonus Deferral Election	2.2(a)
Annual Bonus Plan	2.1
Annual Deferral Elections	4.1(a)
Beneficiary Designation	7.5(a)
Bonus Accrual Year	2.1
Change of Control of the Company	10.2
Code	1.1
Company	1.1
Compensation	3.2(d)
Compensation Committee	8.7
Compensation Determination Date	3.1(b)
Deferral Election	4.1
Deferred Bonus Eligible Employee	2.1
Deferred Bonus Feature	1.3
Disaffiliated Participants	9.3
Disaffiliated Subsidiary	9.3
Distribution Change Election	7.6
Distribution Commencement Date	7.1
Domestic Relations Order	7.8
Election Due Date	4.1(a)
Elective Deferrals	3.2(a)
ERISA	8.6
ERRP	2.3
Excess 401k Contributions Deferral Election	3.2(a)
Excess 401k Contributions Eligible Employee	3.1
Excess 401k Contributions Feature	1.3
Excess McDonald’s Common Stock Return	6.2(b)(i)
Excess S&P 500 Index Return	6.2(b)(iii)
Excess Stable Value Return	6.2(b)(ii)
In-Service Account	6.1(a)(i)
Initial Eligibility Date	4.1(c)
Initial Eligible Employee	4.1(c)
Initial Specified Year	4.1(c)
Limits	3.2(e)
Officer Committee	1.4

Partial Termination	9.3
Participants	1.3
Plan	1.1
Purchaser	9.4
Section 409A	1.5
Separation from Service	4.2
Separation From Service Installment Account	6.1(a)(ii)
Separation From Service Lump Sum Account	6.1(a)(iii)
Specified Year	3.1
Subsidiary	9.1
Subsidiary Change of Control Event	9.3(c)
Supplemental Plan	1.1
Top Hat Plan	10.3
Unforeseeable Emergency	7.7
Withdrawing Subsidiary	9.2

2

EXHIBIT B
Adopting Subsidiaries

McDonald’s USA, LLC
McDonald’s Latin America, LLC
McDonald’s APMEA, LLC
McDonald’s International, LLC
McDonald’s Global Markets LLC (“MGM”)